MabVax Therapeutics Holdings Hires Paul Resnick, M.D. as Chief Business Officer

SAN DIEGO (April 15, 2016) –

MabVax Therapeutics Holdings, Inc
.
(OTCQB: MBVX),
a
clinical-stage oncology drug development company, announces the hiring of Paul Resnick, M.D., M.B.A. to the newly created position of Vice President and Chief Business Officer, responsible for corporate development, including engaging with large pharmaceutical and biotechnology companies on potential licensing and collaboration arrangements for our products under development.

“We are pleased to be able to add Paul Resnick, M.D. to the executive management team of MabVax,” stated President and CEO David Hansen.  “Paul has a strong business and corporate development background with an excellent track record of success.  We expect that he will be able to substantially enhance our corporate development efforts as we advance our new generation clinical programs that utilize our HuMab-5B1 antibody platform, including our two Phase I programs, MVT-5873, as therapeutic treatment, and MVT-2163 as a PET imaging agent for pancreatic cancer, and our radioimmunotherapy agent expected to be in Phase 1 clinical trials early next year.  All of our programs utilize fully human antibodies from our antibody discovery platform library which identifies natural protective immune responses from vaccination of patients with cancer.”

About Paul Resnick, M.D., M.B.A.

Paul Resnick serves as our Vice President and Chief Business Officer. Dr. Resnick joined the company in March 2016. He is an experienced biopharmaceutical executive with over 20 years of industry experience spanning large pharmaceutical and public and private biotechnology companies encompassing corporate development, product development, licensing and collaboration. From January 2013 to March 2016, Dr. Resnick was Senior Vice President, for Juventas Therapeutics where he was responsible for business and commercial strategy and working with executive management overseeing clinical development and financial and business strategies. From January 2008 to January 2012 he was Vice President, Business Development and member of the executive management team for Intellikine, Inc. (acquired by Takeda Pharmaceuticals), responsible for managing alliances and leading the business development strategy that resulted in securing an acquisition by Takeda Pharmaceuticals. Earlier in his career Dr. Resnick held Director and Senior Director positions at Pfizer, Rinat Neuroscience (acquired by Pfizer), Intermune, Inc. and Roche Pharmaceuticals.  Dr. Resnick earned a Doctor of Medicine from The Medical College of Wisconsin and a Master of Business Administration from The Wharton School of the University of Pennsylvania.

About MabVax:

MabVax Therapeutics Holdings, Inc. is a clinical-stage biotechnology company focused on the development of antibody-based products and vaccines to address unmet medical needs in the treatment of cancer.  MabVax has discovered a pipeline of human monoclonal antibody products based on the protective immune responses generated by patients who have been immunized against targeted cancers with the Company’s proprietary vaccines. MabVax also has the exclusive license to the therapeutic vaccines from Memorial Sloan Kettering Cancer Center.  In December 2015 MabVax received authorization from the U.S. Food and Drug Administration, or FDA, to proceed with initiation of a Phase I clinical trial with MVT-5873 as a therapeutic treatment for pancreatic cancer.  Patient enrollment in the Phase I clinical trial has been initiated earlier in the first quarter of 2016.  In February 2016 MabVax announced the FDA had provided authorization to proceed with MVT-2163, utilizing our fully human antibody product as a new generation PET scan cancer imaging agent.  We expect patient enrollment for the new generation PET scan cancer imaging agent to begin in the second quarter of 2016.  MabVax also has two cancer vaccines targeting recurrent sarcoma and ovarian cancer in proof-of-concept Phase II multicenter clinical trials. Additional information is available at www.mabvax.com.

Forward Looking Statements:

This press release contains “forward-looking statements” regarding matters that are not historical facts, including statements relating to the Company’s recent announcements for Phase I clinical trials of MVT-5873, MVT-2163 and our product development pipeline.  We have no assurance that all of the product development pipeline will be fully developed by the Company.  Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.  Words such as “anticipates,” “plans,” “expects,” “intends,” “will,” “potential,” “hope” and similar expressions are intended to identify forward-looking statements.

 These forward-looking statements are based upon current expectations of the Company
and
involve assumptions that may never materialize or may prove to be incorrect.  Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties.
 Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release relating to the Company may be found in the Company’s periodic filings with the Securities and Exchange Commission, including the factors described in the section entitled “Risk Factors” in its annual report on Form 10-K for the fiscal year ended December 31, 2015, as amended and supplemented from time to time and the Company's Quarter Reports on Form 10-Q and other filings submitted by the Company to the SEC, copies of which may be obtained from the SEC's website at www.sec.gov.  The parties do not undertake any obligation to update forward-looking statements contained in this press release.

Investor Contact:

Jody Cain

Senior Vice President

LHA

310-691-7100

jcain@LHAI.com